Exhibit 99.1

MuleSoft Announces Financial Results for the Second Quarter 2017

Total Revenue of $69.2 Million, Up 57% Year-over-Year

Subscription and Support Revenue of $55.1 Million, Up 54% Year-over-Year

SAN FRANCISCO – July 27, 2017 – MuleSoft, Inc. (NYSE: MULE), provider of the leading platform for building application networks, today announced financial results for its second quarter of fiscal 2017 ended June 30, 2017.

“We delivered strong growth performance in the second quarter and continue to be excited about our market opportunity,” said Greg Schott, chairman and CEO of MuleSoft. “The convergence of major technology forces, such as mobile, cloud, big data, and the Internet of Things, is driving the shift to composability and creating disruption across almost every industry. By making it easy to connect nearly every technology in a standardized way, our customers can speed innovation to deliver differentiated customer experiences, new revenue channels, and entirely new business models.”

Second Quarter 2017 Financial Highlights:

•	Revenue: Total revenue was $69.2 million, an increase of 57% year-over-year. Subscription and support revenue was $55.1 million, an increase of 54% year-over-year. Professional services and other revenue was $14.2 million, an increase of 70% year-over-year.

•	Gross margin: GAAP gross margin was 73.5%, an increase of 40 basis points compared to 73.1% in Q2 2016. Non-GAAP gross margin was 75.1% for Q2 2017, an increase of 160 basis points compared to 73.5% in the year-ago period.

•	Operating loss: GAAP operating loss was $19.0 million, compared to a GAAP operating loss of $11.8 million for Q2 2016. Non-GAAP operating loss for Q2 2017 was $12.1 million, compared to a non-GAAP operating loss of $10.4 million in the year-ago period.

•	Net loss per share: GAAP net loss per share was $0.15 based on 128.8 million weighted average shares outstanding in Q2 2017, compared to GAAP net loss per share of $0.60 based on 20.0 million weighted average shares outstanding in Q2 2016.

Non-GAAP net loss per share was $0.10 based on 128.8 million non-GAAP weighted average shares outstanding in Q2 2017, compared to non-GAAP net loss per share of $0.10 based on 110.3 million non-GAAP weighted average shares outstanding in Q2 2016.

•	Deferred revenue: Total deferred revenue was $144.4 million at the end of Q2 2017, an increase of 50% year-over-year. Short-term deferred revenue was $138.9 million at the end of Q2 2017, an increase of 49% year-over-year.

•	Cash: Cash from operating activities was ($2.0) million, compared to ($6.0) million for Q2 2016. Free cash flow, which is a non-GAAP measure that reflects cash from operating activities less cash used for capital expenditures, was ($3.0) million for Q2 2017, compared to ($6.8) million in the year-ago period.

Cash, cash equivalents, and investments totaled $337.1 million at the end of Q2 2017.

Other Recent Highlights:

•	Launching Crowd – Next Major Release of Anypoint Platform™: General availability of the newest major release of Anypoint Platform is scheduled for July 29. The Crowd release introduces a set of powerful collaboration capabilities to make creating, discovering, and reusing composable IT assets, such as APIs and best practice templates, both easy and natural for platform users. With the Crowd release, MuleSoft is making its Anypoint Platform more accessible to a broader set of users.

•	Availability of Anypoint Platform on G-Cloud 9: MuleSoft announced that Anypoint Platform is available on the UK government’s latest G-Cloud framework, G-Cloud 9. The framework provides UK public sector organizations with a way to buy cloud-based services as commodities to accelerate cloud adoption in a timely and cost-effective manner. The availability of Anypoint Platform on G-Cloud 9 enables all UK government agencies to easily purchase the product and is a sign of MuleSoft’s commitment to enabling digital transformation in the public sector.

•	#1 Top Place to Work in Bay Area: MuleSoft was ranked the #1 Top Workplace for mid-sized companies by the Bay Area News Group, owner of the San Jose Mercury News. It is the fifth consecutive year that MuleSoft has been named a top employer on the list. In addition, MuleSoft was named one of the Best Places to Work for a third time by the San Francisco Business Times and Silicon Valley Business Journal. For both awards, companies were evaluated solely on employee satisfaction surveys, with prestigious honors given to the most outstanding companies.

Financial Outlook:

MuleSoft is providing guidance for its third quarter ending September 30, 2017 as follows:

•	Total revenue between $71 million and $72 million

•	Non-GAAP operating loss between $14 million and $15 million

•	Non-GAAP net loss per share of approximately $0.12

•	Weighted average shares outstanding of approximately 129 million

The company is also updating guidance for the fiscal year 2017 ending December 31, 2017 as follows:

•	Total revenue between $279 million and $281 million

•	Non-GAAP operating loss between $47 million and $49 million

•	Non-GAAP net loss per share between $0.38 and $0.40

•	Non-GAAP weighted average shares outstanding of approximately 126 million

All forward-looking non-GAAP measures exclude estimates for stock-based compensation (“SBC”) expenses. We do not provide reconciliations of our forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to SBC expenses, which is excluded from these non-GAAP measures. SBC expenses are impacted by future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amounts of the excluded SBC expenses will have a significant impact on our GAAP operating loss and GAAP net income (loss) per share. Accordingly, reconciliations of our forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available.

Conference Call Information:

MuleSoft will host a conference call at 2 p.m. Pacific Time (or 5 p.m. Eastern Time) today, July 27, 2017, to discuss its financial results. A live webcast of the call will be available on the MuleSoft website at investors.mulesoft.com. A live dial-in will be available at (866) 807-9684 for domestic participants and at (412) 317-5415 for international participants.

About MuleSoft

MuleSoft’s mission is to help organizations change and innovate faster by making it easy to connect the world’s applications, data and devices. With its API-led approach to connectivity, MuleSoft’s market-leading Anypoint Platform™ is enabling over 1,000 organizations in approximately 60 countries to build application networks. For more information, visit https://www.mulesoft.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about demand for our products and being adopted as an enterprise standard; our expectations regarding benefits we expect our customers to receive from our platform and recently announced enhancements; our current estimates of third quarter and full year 2017 revenue, non-GAAP operating loss, non-GAAP net loss per share, and GAAP and non-GAAP weighted average shares outstanding; statements regarding our business and growth strategy; our expectations relating to our continued investment in our business, and the continued strength of the market we serve.

These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our limited operating history in a new and unproven market; engagement of our customers, including through renewals of subscriptions and expanded use of our platform, and our ability to attract new customers; our ability to continue to successfully enhance our platform and develop new services to meet the needs of our customers and address future advances in technology; risks associated with managing our rapid growth, including our ability to maintain our rate of revenue growth and manage our expenses and investment plans; execution of our plans and strategies, including our strategy to target larger organizations for sales of our platform; our ability to maintain and continually develop our technology and network infrastructure to ensure that customers can access our platform at any time and within an acceptable amount of time; increasing competition; our ability to recruit and retain our employees; general economic, market and business conditions; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which was filed with the Securities and Exchange Commission on May 10, 2017, should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.mulesoft.com/.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, MuleSoft provides investors with certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP share count, and non-GAAP free cash flow. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding MuleSoft’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing MuleSoft’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

A limitation of non-GAAP financial measures is that they do not have uniform definitions. Further, our definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, our non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of SBC expense, if we did not pay a portion of compensation in the form of SBC expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect our cash position.

Non-GAAP gross margin and non-GAAP operating loss. We define non-GAAP gross margin and non-GAAP operating loss as gross margin and operating loss, respectively, excluding expenses related to SBC. Although SBC is an important aspect of the compensation of our employees and executives, determining the fair value of certain of the stock-based instruments we utilize involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of our ongoing SBC expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. For restricted stock unit awards, the amount of SBC expenses may not reflect the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.

Non-GAAP net loss and non-GAAP net loss per share. We define non-GAAP net loss as net loss excluding expenses related to SBC. We define non-GAAP net loss per share as non-GAAP net loss divided by the non-GAAP weighted average outstanding shares. The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

MuleSoft is a registered trademark of MuleSoft, Inc. All other marks are those of respective owners.

###

Media Contact

Melissa Czapiga

MuleSoft

press@mulesoft.com

415-294-0161

Investor Contact

Carla Cooper

MuleSoft

investorrelations@mulesoft.com

415-656-8831

MULESOFT, INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$203,989	$35,101
Investments	51,959	63,361
Trade receivables, net of allowance for doubtful accounts of $654 and $446 as of June 30, 2017 and December 31, 2016	66,966	72,324
Prepaid expenses and other current assets	11,665	18,854

Total current assets	334,579	189,640
Investments, noncurrent	81,108	4,151
Property and equipment, net	6,339	5,231
Restricted cash	709	671
Goodwill	772	787
Intangible assets, net	1,164	1,797
Other assets	2,348	661

Total assets	$427,019	$202,938

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,368	$1,879
Accrued expenses	10,085	7,797
Accrued compensation and related expenses	12,854	16,369
Deferred revenue	138,912	130,045

Total current liabilities	164,219	156,090
Deferred revenue, noncurrent	5,532	5,569
Other liabilities	1,571	1,176

Total liabilities	171,322	162,835

Stockholders’ equity:
Convertible preferred stock	—	255,946
Class A and class B common stock	3	1
Additional paid-in capital	523,551	22,241
Accumulated deficit	(266,013)	(236,230)
Accumulated other comprehensive loss	(1,844)	(1,855)

Total stockholders’ equity	255,697	40,103

Total liabilities and stockholders’ equity	$427,019	$202,938

MULESOFT, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended,		Six Months Ended,
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
Subscription and support	$55,077	$35,649	$105,671	$66,900
Professional services and other	14,156	8,345	24,467	16,125

Total revenue	69,233	43,994	130,138	83,025
Cost of revenue: (1)
Subscription and support	4,649	3,371	8,697	5,951
Professional services and other	13,699	8,461	24,890	15,633

Total cost of revenue	18,348	11,832	33,587	21,584

Gross profit	50,885	32,162	96,551	61,441
Operating expenses: (1)
Research and development	15,140	7,332	27,929	14,192
Sales and marketing	43,817	29,815	76,943	53,520
General and administrative	10,950	6,843	20,611	14,126

Total operating expenses	69,907	43,990	125,483	81,838

Loss from operations	(19,022)	(11,828)	(28,932)	(20,397)
Interest income	357	107	515	204
Other income (expense), net	(191)	(107)	(267)	(106)

Net loss before provision for income taxes	(18,856)	(11,828)	(28,684)	(20,299)
Provision for income taxes	779	268	1,092	548

Net loss attributable to common stockholders	$(19,635)	$(12,096)	$(29,776)	$(20,847)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.60)	$(0.36)	$(1.06)

Weighted-average shares used in computing net loss per share, basic and diluted	128,825,841	19,995,314	83,370,758	19,678,429

(1) Includes stock-based compensation as follows (in thousands):
Cost of subscription and support revenue	$236	$55	$337	$88
Cost of professional services and other revenue	847	119	1,160	211
Research and development	1,529	329	2,445	538
Sales and marketing	3,229	586	4,653	1,094
General and administrative	1,039	327	1,568	527

Total stock-based compensation expenses	$6,880	$1,416	$10,163	$2,458

MULESOFT, INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended,		Six Months Ended,
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(19,635)	$(12,096)	$(29,776)	$(20,847)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	6,880	1,416	10,163	2,458
Depreciation and amortization	987	397	1,829	756
Amortization of investment premiums	110	118	222	307
Provision for doubtful accounts	72	374	208	312
Loss on disposal of property and equipment	4	3	36	3
Other	—	—	—	13
Changes in assets and liabilities:
Trade receivables	(4,761)	(14,380)	5,112	(6,252)
Prepaid expenses and other current assets	5,322	2,316	5,211	1,792
Other assets	(1,224)	133	(1,687)	67
Accounts payable	(714)	382	395	1,044
Accrued expenses	708	1,752	2,480	3,152
Accrued compensation and related expenses	1,850	1,680	(5,824)	(2,925)
Other liabilities	672	121	394	141
Deferred revenue	7,731	11,757	9,024	13,982

Net cash used in operating activities	(1,998)	(6,027)	(2,213)	(5,997)

Cash flows from investing activities:
Purchases of investments	(101,355)	(6,450)	(101,355)	(8,405)
Sales of investments	2,425	—	2,425	20,786
Maturities of investments	16,776	2,345	32,856	7,095
Purchases of property and equipment	(973)	(727)	(2,334)	(980)
Business combinations, net of cash acquired	(600)	—	(106)	—

Net cash provided by (used in) investing activities	(83,727)	(4,832)	(68,514)	18,496

Cash flows from financing activities:
Net proceeds from issuance of common stock in initial public offering	—	—	236,360	—
Proceeds from employee stock purchase plan	2,309	—	2,309	—
Note receivable	—	—	—	(250)
Repurchase of common shares	—	(259)	—	(351)
Proceeds from issuance of common stock upon exercise of options and warrants	386	367	2,464	941
Payments of costs related to initial public offering	(1,031)	—	(1,823)	—

Net cash provided by financing activities	1,664	108	239,310	340

Impact of foreign exchange on cash and cash equivalents	97	(331)	343	(461)

Net increase (decrease) in cash	(83,964)	(11,082)	168,926	12,378
Cash, cash equivalents and restricted cash, Beginning of period	288,662	45,843	35,772	22,383

Cash, cash equivalents and restricted cash, End of period	$204,698	$34,761	$204,698	$34,761

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$474	$120	$617	$270

Supplemental disclosures of non-cash investing and financing information:
Costs related to the initial public offering, accrued but unpaid	$89	$—	$89	$—

Liability for purchase of property and equipment	$171	$334	$171	$334

MULESOFT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended,		Six Months Ended,
	June 30,		June 30,
	2017	2016	2017	2016

Cost of subscription and support revenue on a GAAP basis	$4,649	$3,371	$8,697	$5,951
Stock-based compensation expenses	(236)	(55)	(337)	(88)

Cost of subscription services revenue on a non-GAAP basis	$4,413	$3,316	$8,360	$5,863

Gross margin on subscription and support revenue on a GAAP basis	91.6%	90.5%	91.8%	91.1%
Stock-based compensation expenses	0.4%	0.2%	0.3%	0.1%

Gross margin on subscription services revenue on a non-GAAP basis	92.0%	90.7%	92.1%	91.2%

Cost of professional services and other revenue on a GAAP basis	$13,699	$8,461	$24,890	$15,633
Stock-based compensation expenses	(847)	(119)	(1,160)	(211)

Cost of professional services and other revenue on a non-GAAP basis	$12,852	$8,342	$23,730	$15,422

Gross margin on professional services and other revenue on a GAAP basis	3.2%	(1.4)%	(1.7)%	3.1%
Stock-based compensation expenses	6.0%	1.4%	4.7%	1.3%

Gross margin on professional services and other revenue on a non-GAAP basis	9.2%	0.0%	3.0%	4.4%

Gross profit on a GAAP basis	$50,885	$32,162	$96,551	$61,441
Stock-based compensation expenses	1,083	174	1,497	299

Gross profit on a non-GAAP basis	$51,968	$32,336	$98,048	$61,740

Gross margin on total revenue on a GAAP basis	73.5%	73.1%	74.2%	74.0%
Stock-based compensation expenses	1.6%	0.4%	1.1%	0.4%

Gross margin on total revenue on a non-GAAP basis	75.1%	73.5%	75.3%	74.4%

Research and development expenses on a GAAP basis	$15,140	$7,332	$27,929	$14,192
Stock-based compensation expenses	(1,529)	(329)	(2,445)	(538)

Research and development expenses on a non-GAAP basis	$13,611	$7,003	$25,484	$13,654

Sales and marketing expenses on a GAAP basis	$43,817	$29,815	$76,943	$53,520
Stock-based compensation expenses	(3,229)	(586)	(4,653)	(1,094)

Sales and marking expenses on a non-GAAP basis	$40,588	$29,229	$72,290	$52,426

General and administrative expenses on a GAAP basis	$10,950	$6,843	$20,611	$14,126
Stock-based compensation expenses	(1,039)	(327)	(1,568)	(527)

General and administrative expenses on a non-GAAP basis	$9,911	$6,516	$19,043	$13,599

Total operating expenses on a GAAP basis	$69,907	$43,990	$125,483	$81,838
Stock-based compensation expenses	(5,797)	(1,242)	(8,666)	(2,159)

Total operating expenses on a non-GAAP basis	$64,110	$42,748	$116,817	$79,679

Operating loss on a GAAP basis	$(19,022)	$(11,828)	$(28,932)	$(20,397)
Stock-based compensation expenses	6,880	1,416	10,163	2,458

Operating loss on a non-GAAP basis	$(12,142)	$(10,412)	$(18,769)	$(17,939)

Net loss attributable to common stockholders on a GAAP basis	$(19,635)	$(12,096)	$(29,776)	$(20,847)
Stock-based compensation expenses	6,880	1,416	10,163	2,458

Net loss attributable to common stockholders on a non-GAAP basis	$(12,755)	$(10,680)	$(19,613)	$(18,389)

Net loss per share attributable to common stockholders, basic and diluted:	$(0.15)	$(0.60)	$(0.36)	$(1.06)
Stock-based compensation expenses	0.05	0.07	0.12	0.12
Convertible preferred stock	—	0.43	0.08	0.77

Net loss per share attributable to common stockholders, basic and diluted, on a non-GAAP basis	$(0.10)	$(0.10)	$(0.16)	$(0.17)

GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	128,825,841	19,995,314	83,370,758	19,678,429

Convertible preferred shares issued and outstanding at beginning of the period	—	90,262,270	38,500,043	90,262,270

Non-GAAP weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders, basic and diluted	128,825,841	110,257,584	121,870,801	109,940,699

MULESOFT, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands)

(unaudited)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable financial measure calculated in accordance with generally accepted accounting principles, or GAAP:

	Three Months Ended,		Six Months Ended,
	June 30,		June 30,
	2017	2016	2017	2016
Net cash used in operating activities	$(1,998)	$(6,027)	$(2,213)	$(5,997)
Less: Purchases of property and equipment	(973)	(727)	(2,334)	(980)

Free cash flow	$(2,971)	$(6,754)	$(4,547)	$(6,977)